Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Jeff Ramson
FastLane Communications	ProActive Newsroom
973-582-3498	212-828-7373
cfaust@fast-lane.net	jramson@proactivecrg.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation to Report First Quarter Fiscal 2012 Financial Results on February 21

Management to Discuss Results and Fiscal 2012 Outlook in February 22 Conference Call

POMPANO BEACH, FL – February 15, 2012 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing, today announced that its management will conduct a conference call at 4:30 p.m. ET on Wednesday, February 22, 2012, to discuss its first quarter fiscal 2012 financial results for the three months ended December 31, 2011. The Company anticipates releasing financial results and filing its Form 10-Q after the close of trading on the previous day, Tuesday, February 21, 2012. During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and Mr. Robert Tomlinson, the Company's CFO, will discuss the Company's financial results as well as the outlook for the remainder of fiscal 2012. Management discussion will be followed by an open Q&A session.

Mr. Selman stated, “Our consolidated revenues for the first quarter of fiscal 2012 were approximately $4.5 million, approximately 6.5% in excess of our revenues for the first quarter of fiscal 2011, and representing the sixth consecutive quarter of our revenues exceeding revenues for the corresponding quarter of the previous fiscal year. This also represented a record, as it exceeded revenues achieved in any of our previous first fiscal quarters. Cash provided by operating activities (before changes in current assets and liabilities) for the first quarter of fiscal 2012 was in excess of $100,000, which is only the second time in our company’s history that we have achieved a positive operating cash flow result for our first fiscal quarter. This is of course coming after we reported our first full fiscal year – 2011 - having positive cash provided by operating activities (before changes in current assets and liabilities). We look forward to reporting our full fiscal first quarter results on February 21.”

Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=85337 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=85337.

99.1-1

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media Corporation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media's filings with the Securities and Exchange Commission.

About Onstream Media:

Onstream Media Corporation (NASDAQ:ONSM), is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at  http://www.onstreammedia.com or call 954-917-6655.

99.1-2